LEGAL PROCEEDINGS
Since October 2003,
Federated and related
entities (collectively, "Federated"),
 and various Federated funds
("Funds"), have been named as
 defendants in several
class action lawsuits
now pending in the United States District
Court for the District of
Maryland. The lawsuits
were purportedly filed
on behalf of people who
 purchased, owned
and/or redeemed shares
of Federated-sponsored
mutual funds during specified
periods beginning November 1, 1998.
The suits are generally
similar in alleging that
 Federated engaged in illegal
 and improper trading practices
including
market timing and late
trading in concert with certain
institutional traders, which
allegedly caused financial
injury to
the mutual fund shareholders.
These lawsuits began to be filed
 shortly after Federated's first
public announcement
that it had received requests
for information on shareholder
trading activities in the Funds
 from the SEC, the Office
of the New York State Attorney
General ("NYAG"), and other
authorities. In that regard, on
November 28, 2005,
Federated announced that it had
reached final settlements with
the SEC and the NYAG with
 respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against three
Federated subsidiaries involving
undisclosed
market timing arrangements and
late trading. The SEC made
findings: that Federated Investment
Management
Company ("FIMC"), an SEC-registered
investment adviser to various
Funds, and Federated Securities Corp., an
SEC-registered broker-dealer and
 distributor for the Funds, violated
 provisions of the Investment
Advisers Act and
Investment Company Act by approving,
but not disclosing, three market
 timing arrangements, or the
associated
conflict of interest between
FIMC
and the funds involved in the
arrangements, either to other
fund shareholders or to
the funds' board; and that
Federated Shareholder Services
 Company, formerly an SEC-registered
transfer agent,
failed to prevent a customer
and a Federated employee from
 late trading in violation of
 provisions of the Investment
Company Act. The NYAG found
that such conduct violated
 provisions of New York State
law. Federated entered
into the settlements without
admitting or denying the regulators'
 findings. As Federated previously
reported in 2004,
it has already paid approximately
$8.0 million to certain funds as
 determined by an independent
consultant. As part
of these settlements, Federated
agreed to pay disgorgement and a
civil money penalty in the aggregate
 amount of an
additional $72 million and,
among other things, agreed that
it would not serve as investment
adviser to any
registered investment company
unless (i) at least 75% of the
 fund's directors are independent
of Federated, (ii) the
chairman of each such fund is
independent of Federated, (iii)
no action may be taken by the fund's
board or any
committee thereof unless approved
by a majority of the independent
trustees of the fund or committee,
respectively,
and (iv) the fund appoints a
"senior officer" who reports
to the independent trustees and
is responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for managing
 the process by which
management fees charged to a
fund are approved. The settlements
are described in Federated's announcement which, along with previous press releases and related communications
on those matters, is available
 in the "About
Us" section of Federated's website
 at FederatedInvestors.com.
Federated entities have also been
named as defendants in several
additional lawsuits that are now
pending in the
United States District Court for
the Western District of Pennsylvania,
alleging, among other things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law firm of Dickstein Shapiro LLP to
 represent the Funds in each of the
lawsuits described in the preceding
two paragraphs. Federated and the
Funds, and their respective counsel,
 have
been defending this litigation, and
none of the Funds remains a defendant
in any of the lawsuits (though some
could
potentially receive any recoveries as
 nominal defendants). Additional
 lawsuits based upon similar allegations may be filed in the future. The potential impact of these lawsuits, all of which seek unquantified damages, attorneys' fees, and expenses, and future potential similar suits is uncertain.
Although we do not believe that these
lawsuits will
have a material adverse effect
on the Funds, there can be no
assurance that these suits, ongoing
 adverse publicity
and/or other developments resulting
from the regulatory investigations
will not result in increased Fund
redemptions, reduced sales of Fund
shares, or other adverse consequences
 for the Funds.